SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549





                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  July 25, 1994


                           CLARK EQUIPMENT COMPANY
            (Exact name of registrant as specified in its charter)



     Delaware                 1-5646                   38-0425350
(State or other juris-     (Commission                (IRS Employer
diction of incorporation)   File Number)          Identification Number)



100 North Michigan Street
P. O. Box 7008
South Bend, Indiana
(Address of principal                                    46634
executive offices)                                     (Zip Code)



Registrant's telephone number                        (219) 239-0100
including area code












                                                      Total Number of Pages: 9
                                                      Exhibit Index at Page: 3
ITEM 5.   OTHER EVENTS


On July 25, 1994, Registrant issued a press release regarding its results for the second quarter of 1994. A copy of this press release is attached as Exhibit (99) and incorporated in this Item by reference. The press release contains certain forward-looking statements about Registrant as defined in paragraph (c) of Rule 3b-6, "Liability for Certain Statements by Issuers" issued pursuant to the Securities Exchange Act of 1934. The forward-looking statements of Registrant published in the press release are reaffirmed hereby.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit (99) - Registrant's press release regarding its results for the second quarter of 1994 issued July 25, 1994.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CLARK EQUIPMENT COMPANY

                              /s/ John J. Moran, Jr.

                              John J. Moran, Jr.
                              Assistant Secretary



Date:  July 27, 1994






















                            EXHIBIT LIST AND INDEX



                                             Filed Herewith Unless
Exhibit        Description                   Otherwise Indicated

 (99)          Registrant's Press Release         Page 4

                                                                EXHIBIT (99)
Clark Equipment Company
100 North Michigan St.
P.O. Box 7008
South Bend, Indiana 46634


                                 NEWS RELEASE


Contact:  Joe Fimbianti                      Release Date:  Immediate
          219-239-0176


               CLARK EQUIPMENT REPORTS SECOND QUARTER EARNINGS


SOUTH BEND, INDIANA, July 25, 1994 -- Clark Equipment Company today announced second quarter net income of $62.5 million, or $3.59 per share, which compares to second quarter 1993 net income of $10.8 million, or $0.62 per share. Second quarter 1994 results include a $32.9 million gain equal to $1.88 per share related to the initial public offering of CAPCO, Clark's former Brazil-based automotive supply business. Excluding the CAPCO gain, second quarter net income from continuing operations was $29.8 million, or $1.71 per share. The announcement was made by Leo J. McKernan, Clark chairman and chief executive officer.

In announcing earnings, Mr. McKernan said, "Clark Equipment Company's profits continued their strong upward trend in the second quarter 1994. Income from consolidated operations was up sharply, benefiting from strong North American markets for Bobcat skid-steer loaders, construction machinery and a continued recovery in European markets." Referring to VME, Clark's 50-percent-owned joint venture, Mr. McKernan added that Clark's share of VME net income for second quarter 1994 was $15.5 million, or $0.89 per share, a sharp improvement over the net income of $0.9 million recorded in second quarter 1993.

For the six months ended June 30, 1994, Clark net income from continuing operations, excluding the CAPCO gain, was $55.2 million, or $3.17 per share, compared to $11.0 million, or $0.63 per share for the first six months of 1993. Clark consolidated revenues for the first half of 1994 were $447.7 million compared to $350.4 million in the first six months of 1993.

Commenting on the quarter's significant events, Mr. McKernan said that Clark completed the divestiture of CAPCO (NYSE: CAB), through an initial public offering of ten million shares at $12 per share on May 5, 1994. Clark continues to hold one million CAPCO shares, which currently have a market value of approximately $10 million. CAPCO operating results have been removed from current and historical Clark operating data and are reported as a discontinued operation.

Referring to Clark's May 13 acquisition of Blaw-Knox Construction Equipment Corporation, Mr. McKernan said, "Blaw-Knox is a worldwide leader in the asphalt paver business and has a dominant share of the U.S. market." He added that Blaw-Knox annual sales are expected to be about $100 million in 1994. Its operating results for June and half of May are included in Clark's reported sales and earnings. The net effect of the Blaw-Knox acquisition and the CAPCO divestiture had no material impact on operating earnings for the second quarter 1994.

Clark consolidated operations, which include Melroe Company, Clark-Hurth Components and Blaw-Knox, generated net income of $14.3 million, or $0.82 per share, on sales of $242.5 million for second quarter 1994. These results compare to Clark's consolidated net income of $8.4 million, or $0.48 per share, on sales of $187.3 million in the same period of 1993. Commenting on Clark consolidated operations, Mr. McKernan said, "Gross margins and operating margins for the consolidated businesses improved in the second quarter, compared to the second quarter 1993 and the first quarter 1994." Sales and earnings of Blaw-Knox were not included in second quarter 1993 results.

Clark new orders in the second quarter were $243.4 million, an increase of approximately 28 percent, compared to orders of $190.4 million in the same 1993 period. First quarter 1994 orders were $247.5 million, driven by record March orders at Melroe. Backlog at June 30, 1994, was $191.2 million, up sharply from $121.0 million in second quarter 1993 and $167.7 million recorded in first quarter 1994. Orders and backlogs in second quarter 1994 include Blaw-Knox. Historical data does not include Blaw-Knox or CAPCO.

Discussing the performance of Clark's Melroe Company, Mr. McKernan said, "Melroe sales and earnings reached record levels in second quarter 1994. Skid-steer industry retail sales in North America exceeded second quarter 1993 by more than 20 percent. Melroe 1994 skid-steer sales improved in all North American geographic regions." He added that Bobcat mini-excavator sales in North America also reached record levels in 1994, with June year-to-date sales more than double the results in the first six months of 1993. In Europe, Melroe's second quarter skid-steer sales were up slightly compared to 1993. Weak sales in Germany were offset by improved results in other markets, especially Italy and Scandinavia. Mini-excavator sales in Europe also rose slightly from last year's level.

Discussing the performance of Clark's off-highway components manufacturing business, Mr. McKernan said, "Clark-Hurth sales and earnings increased due to continued strong momentum in North American and European construction machinery markets. Total orders for the second quarter were more than 45 percent ahead of the same period in 1993. The biggest gains came from Europe, where most major markets showed good year-to-year improvement."
He added that better plant capacity utilization combined with stringent cost controls led to improved profits compared to first quarter 1994.

"At Blaw-Knox, sales and earnings also increased compared to 1993," said Mr. McKernan, adding that North American shipments increased by more than 15 percent in second quarter 1994 compared to the same period in 1993. "Improved paver and parts sales combined with cost reductions helped increase margins from the second quarter 1993 level," said Mr. McKernan. "Increased highway spending and a pick up in commercial paving activity drove much of the increase. Export sales to the Mideast and the Far East showed improvement," he said, noting that European markets remained stagnant with no clear signs of recovery. However, European margins improved on flat volumes due to continuing cost reduction efforts.

Discussing the performance of VME, Mr. McKernan said, "VME earnings improvements were driven by higher sales volumes, improved price realization, and lower interest costs due to declining debt levels. VME North American markets continued to show strength in all product areas, while most European economies continued their slow progress toward economic recovery." VME earnings for the second quarter increased to $15.5 million, or $0.89 per share, compared to $0.9 million, or $0.05 per share, in the same 1993 period. Sales were $406.0 million, up 24 percent from second quarter 1993 sales of $327.1 million and 24 percent above first quarter 1994.

Looking ahead, Mr. McKernan said, "We believe current results and order rates provide an optimistic picture of business activity for the balance of the year. Even though normal seasonal patterns in our continuing businesses dictate that third quarter results will come in below the seasonal peaks reached in the second quarter, we expect third quarter 1994 results to show a substantial improvement over Clark's 1993 performance."

Clark Equipment Company designs, manufactures and markets skid-steer loaders, construction machinery, asphalt paving equipment, and axles and transmissions for off-highway equipment.

CLARK EQUIPMENT COMPANY AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF INCOME AND RETAINED EARNINGS (UNAUDITED)
                                                        For the Period Ended June 30,
(Amounts in Thousands, except per share data)           Second Quarter    Six Month
                                                       1994    1993*     1994    1993*
Net sales...........................................$242,525 $187,333 $447,688 $350,360

Operating costs and expenses:
   Cost of goods sold............................... 190,035  147,038  352,122  276,261
   Selling, general and
      administrative expenses.......................  28,993   25,111   54,540   47,321
                                                     219,028  172,149  406,662  323,582
Operating income....................................  23,497   15,184   41,026   26,778

Other income, net...................................   2,845    2,748    9,861    5,169
Interest expense....................................  (4,661)  (5,693) (10,231) (10,592)
Pre-tax income from consolidated operations.........  21,681   12,239   40,656   21,355
Provision for income taxes..........................   7,417    3,886   14,076    5,993
Income from consolidated operations.................  14,264    8,353   26,580   15,362
Equity in net income (loss)
   of associated company............................  15,488      888   28,637   (4,334)
Income from continuing operations...................  29,752    9,241   55,217   11,028
Discontinued operations:
   Income (loss) from operations....................    (164)   1,558    1,275    2,375
   Gain on sale.....................................  32,884        0   32,884        0
Income from discontinued operations.................  32,720    1,558   34,159    2,375
Income before effect of
   change in accounting principle...................  62,472   10,799   89,376   13,403
Effect of accounting change--income taxes...........       -        -        -    6,150
Net income..........................................  62,472   10,799   89,376   19,553

Add: Income retained
   at beginning of period........................... 119,612   53,551   92,708   44,869
Deduct: Excess cost of treasury shares issued over
   the cost of certain employee benefits............       0        4        0       76
Income retained at end of period....................$182,084 $ 64,346 $182,084 $ 64,346

Income per share:
   From continuing operations.......................$   1.71 $     .53$   3.17 $    .63
   From discontinued operations.....................    1.88      .09     1.96      .14
   From effect of accounting change.................       -        -        -      .35
   Net income.......................................$   3.59 $    .62 $   5.13 $   1.12

Average number of shares............................  17,399   17,438   17,424   17,418
Number of shares outstanding
   at end of period.................................  17,394   17,368   17,394   17,368

* Restated to reflect the deconsolidation of the automotive business.
                                                      - 7 -


CLARK EQUIPMENT COMPANY AND CONSOLIDATED SUBSIDIARIES
CONDENSED BALANCE SHEET

(Amounts in Thousands)
                                                          Jun.30     Dec.31
                                                           1994       1993
ASSETS                                                  Unaudited   Audited

Current Assets:
   Cash, equivalents, and short-term investments.......$  225,452 $  235,828
   Accounts and notes receivable.......................   113,272     77,103
   Accounts receivable from associated companies.......       599      2,041
   Refundable income taxes.............................         0      3,543
   Inventories.........................................   116,724    108,620
   Deferred tax assets--net............................    28,321     29,202
   Other current assets................................     5,560      5,434
      Total current assets.............................   489,928    461,771
Investments and advances...............................   164,271    122,106
Deferred tax assets--net ..............................   105,718    101,018
Property, plant and equipment--net.....................   177,460    201,924
Assets held for sale...................................     8,662      6,765
Goodwill...............................................   169,338     67,461
Other assets...........................................    33,219     40,890
      Total assets.....................................$1,148,596 $1,001,935

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Notes payable.......................................$   17,852 $   22,512
   Accounts payable and accrued liabilities............   158,633    150,142
   Income taxes payable................................    12,078      4,139
   Accrued postretirement benefits.....................    20,412     19,560
   Deferred income taxes...............................     4,348        800
   Current installments on long-term debt..............    20,100      9,612
      Total current liabilities........................   233,423    206,765
Long-term borrowings...................................   194,657    204,770
Other non-current liabilities..........................    95,474     74,686
Accrued postretirement benefits........................   239,921    233,239
Deferred income taxes..................................    15,986     14,322
      Total liabilities................................   779,461    733,782
Stockholders' Equity:
   Capital stock.......................................   323,904    323,540
   Retained earnings...................................   182,084     92,708
   Cumulative translation and other adjustments........   (51,901)   (67,083)
   Common stock held in treasury at cost...............   (53,668)   (49,728)
   Leveraged Employee Stock Ownership
      Plan shares......................................   (31,284)   (31,284)
      Total stockholders' equity.......................   369,135    268,153
      Total liabilities and stockholders' equity.......$1,148,596 $1,001,935

Debt/Capitalization Ratio..............................      38.7%      46.9%
Year-to-date capital expenditures......................$   18,121 $   29,877
Year-to-date depreciation charges......................$   17,881 $   36,379




                                                       - 8 -


CLARK EQUIPMENT COMPANY
STATEMENT OF INCOME
1993 Restated for deconsolidation of automotive business                                                 1993
(Amounts in Thousands)                                     1st Qtr    2nd Qtr    3rd Qtr    4th Qtr   Full Year
NET SALES                                               $  163,027 $  187,333 $  167,126 $  174,536 $   692,022
OPERATING COSTS AND EXPENSES;
   Cost of goods sold                                      129,223    147,038    136,390    144,487     557,138
   Selling, general and
      administrative expenses                               22,210     25,111     29,962     25,416     102,699
                                                           151,433    172,149    166,352    169,903     659,837
Operating income                                            11,594     15,184        774      4,633      32,185

Other income, net                                            2,421      2,748      4,959      4,888      15,016
Interest expense                                            (4,899)    (5,693)    (5,388)    (5,446)    (21,426)
Pre-tax income from consolidated operations                  9,116     12,239        345      4,075      25,775
Provision for income taxes                                   2,107      3,886     (1,054)      (743)      4,196
Income from consolidated operations                          7,009      8,353      1,399      4,818      21,579
Equity in net income of associated companies                (5,222)       888      1,787     10,387       7,840
Income from continuing operations                            1,787      9,241      3,186     15,205      29,419
Discontinued operations:
   Income (loss) from operations                               817      1,558      6,886      3,189      12,450
   Gain on sale                                                  0          0          0          0           0
Income (loss) before effect of change in
   accounting principle                                      2,604     10,799     10,072     18,394      41,869
Effect of accounting change--income taxes                    6,150          0          0          0       6,150
NET INCOME                                              $    8,754 $   10,799 $   10,072 $   18,394 $    48,019


Average number of shares                                    17,359     17,438     17,419     17,425      17,421
Earnings per share                                      $     0.50 $     0.62 $     0.58 $     1.06 $      2.76

Orders and backlog (Amounts in Millions):
   Total orders                                              178.9      190.4      168.2      177.9
   Backlog                                                   117.9      121.0      122.1      125.4



                                                            - 9 -